Republic Contacts:
Media Inquiries: Will Flower (954) 769-6392
Investor Inquiries: Tod Holmes (954) 769-2387
Ed Lang (954) 769-3591
Republic Services, Inc.
Reports Record Earnings for 2006
•	2006 earnings per share up 18 percent to $2.07

•	Operating margins expand 20 basis points to 16.9 percent

•	Company provides 2007 guidance
Fort Lauderdale, FL, Feb. 1, 2007...Republic Services, Inc. (NYSE: RSG) today reported that for the three months ended December 31, 2006, net income was $66.9 million, or $0.51 per diluted share, compared to net income of $60.0 million, or $0.43 per diluted share, for the same period in 2005. Net income for the three months ended December 31, 2005 included a non-cash charge of $1.3 million, net of tax, or approximately $0.01 per diluted share, related to the acceleration of the vesting of all outstanding stock options previously awarded to employees. Revenue for the three months ended December 31, 2006 increased 3.8 percent to $766.2 million compared to $738.1 million for the same period in 2005. Operating income for the three months ended December 31, 2006 was $129.7 million compared to operating income of $115.4 million for the same period last year.
For the year ended December 31, 2006, net income was $279.6 million, or $2.07 per diluted share, compared to $253.7 million, or $1.75 per diluted share, for 2005. Net income for the 12 months ended December 31, 2006 included a $5.1 million tax benefit, or approximately $.04 per diluted share, related to the resolution of various income tax matters. Net income for the 12 months ended December 31, 2005 included a non-cash charge of $1.3 million, net of tax, or approximately $0.01 per diluted share, related to the acceleration of the vesting of all outstanding stock options previously awarded to employees. Annual revenue for 2006 increased 7.2 percent to $3,070.6 million compared to $2,863.9 million for 2005. Operating income for the year ended December 31, 2006 was $519.5 million compared to operating income of $477.2 million for 2005.
James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, stated, “In 2006, we experienced another record setting year. Annual revenue increased 7.2 percent for the full year as the Company exceeded $3 billion in revenue for the first time in its history. Operating margins improved 20 basis points, from 16.7 percent to 16.9 percent. During 2007, we will remain focused on delivering quality service to our customers and improving our return on investment.”
Quarterly Dividend Declared
Republic Services also announced that its Board of Directors declared a regular quarterly dividend in the amount of $0.16 per share (on a pre-split basis) to shareholders of record on April 2, 2007. This cash dividend will be paid on April 16, 2007, after a 3-for-2 stock split is effected, and, as a result, will be $0.1067 per share after giving effect to the 3-for-2 stock split.
Fiscal Year 2007 Outlook
Republic Services’ objectives for 2007 remain consistent, focusing on enhancing shareholder value through the generation and efficient use of free cash flow. The Company anticipates using free cash flow to repurchase common stock and to pay regular quarterly dividends. Republic’s guidance is based on current economic conditions and does not assume any deterioration or improvement in the overall economy in 2007.

The Company’s 2007 guidance is as follows:
•	Free Cash Flow: The Company anticipates free cash flow of approximately $315 million. The Company defines free cash flow as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment as presented in the Company’s consolidated statement of cash flows.

•	Earnings Per Share: The Company anticipates earnings in the range of $2.25 to $2.28 per share. Adjusted for the 3-for-2 stock split, the Company anticipates earnings in the range of $1.50 to $1.52 per share. This guidance assumes the repurchase of approximately $250 million of the Company’s stock during 2007.

•	Internal Growth: The Company is targeting internal growth of approximately 4 to 4.5 percent, with approximately 3 to 3.5 percent from price increases and approximately 1 percent from volume.

•	Capital Spending: The Company is anticipating net capital spending of approximately $310 million.
Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things:
•	whether our estimates and assumptions concerning our selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to our landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	various factors that will impact our actual business and financial performance such as competition and demand for services in the solid waste industry;

•	our ability to manage growth;

•	compliance with, and future changes in, environmental regulations;

•	our ability to obtain approvals in connection with expansions at our landfills;

•	our ability to obtain financing on acceptable terms and to operate within the limitations imposed by financing arrangements;

•	our ability to repurchase common stock at prices that are accretive to earnings per share;

•	our dependence on key personnel;

•	general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor, risk and health insurance, and other variable costs that are generally not within our control;

•	dependence on large, long-term collection, transfer and disposal contracts;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending legal proceedings; and

•	other factors contained in our filings with the Securities and Exchange Commission.
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REPUBLIC SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29.1	$131.8
Accounts receivable, less allowance for doubtful accounts of $18.8 and $17.3, respectively	293.8	280.0
Other current assets	70.5	70.5

Total Current Assets	393.4	482.3

RESTRICTED CASH	153.3	255.3
PROPERTY AND EQUIPMENT, NET	2,163.8	2,115.3
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	1,593.9	1,590.8
OTHER ASSETS	125.0	106.8

	$4,429.4	$4,550.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, deferred revenue and other current liabilities	$599.6	$664.0
Notes payable and current maturities of long-term debt	2.6	3.0

Total Current Liabilities	602.2	667.0

LONG-TERM DEBT, NET OF CURRENT MATURITIES	1,544.6	1,472.1
ACCRUED LANDFILL AND ENVIRONMENTAL COSTS	260.7	259.7
OTHER LIABILITIES	599.8	545.9
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 750,000,000 shares authorized; 193,711,579 and 190,119,521 issued, including shares held in treasury, respectively	1.9	1.9
Additional paid-in capital	1,617.5	1,509.1
Deferred compensation	—	(1.1)
Retained earnings	1,602.6	1,402.8
Treasury stock, at cost (63,714,284 and 51,516,900 shares, respectively)	(1,800.8)	(1,308.8)
Accumulated other comprehensive income, net of tax	0.9	1.9

Total Stockholders’ Equity	1,422.1	1,605.8

	$4,429.4	$4,550.5

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue	$766.2	$738.1	$3,070.6	$2,863.9

Expenses:
Cost of operations	482.3	471.0	1,924.4	1,803.9
Depreciation, amortization and depletion	71.6	74.8	296.0	278.8
Accretion	4.1	3.8	15.7	14.5
Selling, general and administrative	78.5	73.1	315.0	289.5

Operating income	129.7	115.4	519.5	477.2

Interest expense, net	(20.4)	(16.9)	(80.0)	(69.6)
Other income (expense), net	(0.4)	(1.7)	4.2	1.6

Income before income taxes	108.9	96.8	443.7	409.2

Provision for income taxes	42.0	36.8	164.1	155.5

Net income	$66.9	$60.0	$279.6	$253.7

Basic earnings per share	$0.51	$0.43	$2.09	$1.78

Weighted average common shares outstanding	130.4	139.0	133.6	142.4

Diluted earnings per share	$0.51	$0.43	$2.07	$1.75

Weighted average common and common equivalent shares outstanding	131.6	141.0	135.2	145.0

Cash dividends per common share	$0.16	$0.14	$0.60	$0.52

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Twelve Months Ended December 31,
	2006	2005
CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$279.6	$253.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and depletion	296.0	278.8
Accretion	15.7	14.5
Other	50.5	66.9
Change in operating assets and liabilities, net of effects from business acquisitions and dispositions	(119.7)	153.6

	522.1	767.5

CASH USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(337.6)	(328.7)
Proceeds from sales of property and equipment	18.5	10.1
Cash used in business acquisitions, net of cash acquired	(4.9)	(26.7)
Cash proceeds from business dispositions, net of cash disposed	7.1	30.6
Change in restricted cash	102.3	(18.3)
Other	(0.8)	35.8

	(215.4)	(297.2)

CASH USED IN FINANCING ACTIVITIES:
Proceeds from notes payable and long-term debt	327.0	148.1
Payment of premium to exchange notes payable	—	(27.6)
Payments of notes payable and long-term debt	(255.0)	(44.9)
Issuances of common stock	75.3	75.0
Windfall income tax benefits from stock option exercises	13.8	—
Purchases of common stock for treasury	(492.0)	(558.4)
Cash dividends	(78.5)	(72.2)

	(409.4)	(480.0)

DECREASE IN CASH AND CASH EQUIVALENTS	(102.7)	(9.7)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	131.8	141.5

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29.1	$131.8

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2005. It should also be read in conjunction with the Company’s Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-Q as of and for the three and nine months ended September 30, 2006.
EQUITY-BASED COMPENSATION EXPENSE
     The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) effective January 1, 2006. Stock options granted prior to the effective date of SFAS 123(R) were fully vested as of December 31, 2005, and, consequently, no compensation expense will be recognized for these options.
PROVISION FOR INCOME TAXES
     During the three months ended September 30, 2006, the Company recorded a $5.1 million net income tax benefit in its provision for income taxes. This benefit relates to the resolution of various income tax matters including the effective completion of the federal tax audit for years 1998 through 2000. The Company expects its effective tax rate for 2007 to be approximately 38.5%.
OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION
     Operating income before depreciation, amortization, depletion and accretion, which is not a measure determined in accordance with generally accepted accounting principles (GAAP), for the three and twelve months ended December 31, 2006 and 2005 is calculated as follows (in millions):

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income	$66.9	$60.0	$279.6	$253.7
Provision for income taxes	42.0	36.8	164.1	155.5
Other (income) expense, net	.4	1.7	(4.2)	(1.6)
Interest expense, net	20.4	16.9	80.0	69.6
Depreciation, amortization and depletion	71.6	74.8	296.0	278.8
Accretion	4.1	3.8	15.7	14.5

Operating income before depreciation, amortization, depletion and accretion	$205.4	$194.0	$831.2	$770.5

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Operating income before depreciation, amortization, depletion and accretion demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt. This measure has material limitations. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.

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CASH FLOW
     During the three months ended December 31, 2006, cash provided by operating activities was $221.3 million, cash used in investing activities was $39.0 million and cash used in financing activities was $202.5 million. During the twelve months ended December 31, 2006, cash provided by operating activities was $522.1 million, cash used in investing activities was $215.4 million and cash used in financing activities was $409.4 million.
     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment as presented in the Company’s consolidated statements of cash flows. The Company’s free cash flow for the three and twelve months ended December 31, 2006 is calculated as follows (in millions):

	Three months ended	Twelve months ended
	December 31, 2006	December 31, 2006
Cash provided by operating activities	$221.3	$522.1
Purchases of property and equipment	(95.5)	(337.6)
Proceeds from sales of property and equipment	1.0	18.5

Free cash flow	$126.8	$203.0

     Free cash flow for the twelve months ended December 31, 2006 was negatively impacted by an $83.0 million federal tax payment for 2005 that had been deferred until February 2006 as a result of an Internal Revenue Service notice issued in response to Hurricane Katrina. Excluding this payment, the Company’s free cash flow for the twelve months ended December 31, 2006 would have been $286.0 million.
     The Company believes that the presentation of free cash flow provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from sales of property and equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. The presentation of free cash flow has material limitations. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.
     Capital expenditures include $1.0 million and $.8 million of capitalized interest for the three months ended December 31, 2006 and 2005, respectively, and $2.7 million and $2.0 million for the twelve months ended December 31, 2006 and 2005, respectively.
     As of December 31, 2006, accounts receivable were $293.8 million, net of allowance for doubtful accounts of $18.8 million, resulting in days sales outstanding of approximately 34 (or 22 net of deferred revenue).
STOCK REPURCHASE PROGRAM
     During the three months ended December 31, 2006, the Company paid $74.3 million to repurchase 1.8 million shares of its common stock. During the twelve months ended December 31, 2006, the Company repurchased a total of 12.2 million shares of its common stock for $492.0 million. As of December 31, 2006, the Company was authorized to repurchase up to an additional $249.2 million of its common stock under its existing stock repurchase program.

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DIVIDENDS
     In October 2006, the Company paid a dividend of $21.1 million to shareholders of record as of October 2, 2006. As of December 31, 2006, the Company recorded a dividend payable of $20.8 million to shareholders of record at the close of business on January 2, 2007, which has been paid. In January 2007, the Company’s Board of Directors declared a regular quarterly dividend of $.16 per share (on a pre-split basis) to shareholders of record on April 2, 2007. This cash dividend will be paid on April 16, 2007, after a 3-for-2 stock split is effected, and, as a result, will be $0.1067 per share after giving effect to the 3-for-2 stock split.
REVENUE
     The following table reflects total revenue of the Company by revenue source for the three and twelve months ended December 31, 2006 and 2005 (in millions):

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Collection:
Residential	$187.0	$177.3	$734.3	$683.6
Commercial	221.1	204.2	860.1	781.1
Industrial	157.7	151.7	649.7	597.8
Other	19.6	29.7	74.3	76.6

Total collection	585.4	562.9	2,318.4	2,139.1

Transfer and disposal	289.3	275.0	1,182.1	1,108.6
Less: Intercompany	(145.0)	(137.5)	(588.6)	(560.1)

Transfer and disposal, net	144.3	137.5	593.5	548.5
Other	36.5	37.7	158.7	176.3

Total revenue	$766.2	$738.1	$3,070.6	$2,863.9

     The following table reflects the Company’s revenue growth for the three and twelve months ended December 31, 2006 and 2005:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Core price	3.6%	3.1%	3.4%	2.7%
Fuel surcharges	.2	1.4	1.1	.8
Environmental fee	.4	.3	.4	.2
Commodities	.2	(.1)	(.1)	.1

Total price	4.4	4.7	4.8	3.8

Core volume	(.8)	3.5	2.4	2.5
Non-core volume	—	.1	—	(.2)

Total volume	(.8)	3.6	2.4	2.3

Total internal growth	3.6	8.3	7.2	6.1

Acquisitions, net of divestitures	.1	(1.1)	(.1)	(.4)
Taxes	.1	.1	.1	.1

Total revenue growth	3.8%	7.3%	7.2%	5.8%

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